UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2001

WEST COAST REALTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-024594	95-4246740

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 Sand Hill Road Building 3, Suite 140 Menlo Park, California	94025

(Address of principal executive offices)	(Zip Code)

(650) 233-7140

(Registrant’s telephone number, including area code)

5933 W. Century Blvd. 9th Floor, Los Angeles, CA 90045

(Former name or former address, if changed from last report)

Item 9. Regulation FD Disclosure
SIGNATURES

Item 9. Regulation FD Disclosure

One or more officers of the Registrant are making presentations to stockholders, investment brokers and others concerning the lowering of the dividend level and estimates of the value per share of the Registrant’s common stock.

On December 19, 2001, the Board of Directors of the Registrant, declared a dividend of $0.10 per share to stockholders of record on December 19, 2001, payable December 27, 2001. This represents a decrease from the $0.15 per share dividend paid in each of the first three quarters of 2001. Dividends are paid to stockholders only as, if and when declared by the Registrant’s Board of Directors in its sole discretion. There can be no assurance that the $0.10 dividend level will be maintained, or paid at all, in the future.

Additionally, certain shareholders and investment brokers have, pursuant to their fiduciary or legal requirements, requested information as to the value of the Registrant’s common stock. The Registrant’s common stock is not traded on an organized exchange or in a reliable public market. The Registrant is aware of a limited trading mechanism organized by the American Partnership Board. The Registrant does not believe that such trades through the American Partnership Board are necessarily representative of the value of the Registrant’s common stock at any given time. Moreover, the Registrant recognized a book value per share reduction from $6.94 per share to $5.63 per share in the Registrant’s quarterly report on form 10-Q for the three months ended September 30, 2001. This reduction was based largely upon the results of an MAI appraisal as to the value of Registrant’s real estate and the estimated value of Registrant’s other assets, net of liabilities. In addition, the Registrant has recently estimated the value of its common shares at $5.50 per share, for valuation purposes as of December 31, 2001. The Registrant has provided these estimates for informational purposes only, and disclaims any intent or obligation to determine the value of the Registrant’s common stock on behalf of its stockholders. Further, since the Registrant’s common stock is not traded on a public exchange, there can be no assurance as to the value of the common stock if it were so traded.

The statements above concerning the Registrant’s strategic objectives are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Registrant’s current expectations and are based on currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Registrant to differ materially from those expressed or implied by the forward-looking statements, including statements about the value of the Registrant’s shares, anticipated dividend payments, risks that the Registrant will not be successful in managing its operations, that it will not be able to identify and consummate acquisition opportunities consistent with its new investment objectives or dispose of certain existing assets, that it will be able to obtain financing on favorable terms or at all, and other risks discussed in more detail in the Registrant’s reports filed with the Securities and Exchange Commission, including, without limitation, the Registrant’s annual report on Form 10-K for the year ended December 31, 2000 and quarterly report on Form 10-Q for the quarter ended September 30, 2001. The information in this current report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This current report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. The Registrant undertakes no duty to update the information in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEST COAST REALTY INVESTORS, INC. (Registrant)

Date: December 27, 2001	/s/ Allen K. Meredith

Allen K. Meredith Chief Executive Officer